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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INTERNET BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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909 N. Sepulveda Blvd., 11th Floor
El Segundo, California 90245
April 25, 2008

Dear Internet Brands, Inc. Stockholder:

        I am pleased to invite you to attend the 2008 Annual Meeting of Stockholders of Internet Brands, Inc. to be held on Friday, May 30, 2008 at 1:00 p.m. local time, at the Embassy Suites Hotel at 1440 E. Imperial Avenue, El Segundo, California 90245.

        Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the 2008 Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy, submitting a proxy via the Internet or telephone, or in person at the Annual Meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

        Thank you for your ongoing support of and continued interest in Internet Brands, Inc. We look forward to seeing you at our Annual Meeting.

Sincerely,
Robert N. Brisco President and Chief Executive Officer El Segundo, California

YOUR VOTE IS IMPORTANT

        In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). You may also submit your proxy via the Internet or telephone as specified in the accompanying Internet and telephone voting instructions. Your participation will help to ensure the presence of a quorum at the meeting and save Internet Brands, Inc. the extra expense associated with additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Friday, May 30, 2008
TIME	1:00 p.m., Pacific Daylight Time
PLACE	The Embassy Suites Hotel 1440 E. Imperial Avenue El Segundo, California 90245
ITEMS OF BUSINESS	1. To elect eight Directors to serve on the Board of Directors, each to serve until the 2009 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.
2. To consider any other business as may properly come before the 2008 Annual Meeting or at any adjournment or postponement of the Annual Meeting.
RECORD DATE	You are entitled to vote at the 2008 Annual Meeting if you were a stockholder of record at the close of business on Friday, April 4, 2008.
ANNUAL REPORT	Our 2007 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
VOTING BY PROXY
Please submit a proxy as soon as possible so that your shares can be voted at the 2008 Annual Meeting in accordance with your instructions. For specific instructions on voting, including instructions on how to vote by the Internet or telephone, please refer to the instructions on the proxy card.
April 25, 2008	By Order of the Board of Directors
B. Lynn Walsh Corporate Secretary

This notice of annual meeting of stockholders and proxy statement and accompanying proxy card are being distributed on or about April 28, 2008.

i

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2008 ANNUAL MEETING

Q:    Why am I receiving these materials?

A:
The Board of Directors (the "Board") of Internet Brands, Inc., a Delaware corporation ("Internet Brands" or the "Company"), is furnishing these proxy materials to you to solicit your proxy to be voted at Internet Brands' 2008 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will take place at 1:00 p.m. Pacific Daylight Time on Friday, May 30, 2008. You are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposal described in this proxy statement.

Q:    What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposal to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information.

Q:    What am I voting on?

A:
We are asking you to vote on the election of eight directors to serve for a one-year term.

Q:    What are the voting recommendations?

A:
The Board recommends a vote FOR the election of each of the Director nominees.

Q:    Who can vote at the Annual Meeting?

A:
Stockholders of record who owned our common stock at the close of business on April 4, 2008 (the "Record Date") can vote at the Annual Meeting. As of April 4, 2008, there were 40,688,774 shares of our Class A common stock issued and outstanding, each entitled to one vote, and 3,025,000 shares of our Class B common stock issued and outstanding, each entitled to twenty votes. There is no right to cumulative voting.

Q:    Who is a "stockholder of record"?

A:
If your shares of our common stock are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered the "stockholder of record" with respect to those shares. If your shares are held in a stock brokerage account or by a financial institution or other holder of record, you are considered the beneficial owner of those shares held in "street name".

Q:    How do I vote?

A:
If you are a beneficial owner, you have the right to instruct your broker, financial institution or other holder of record on how to vote your shares of our common stock by using the voting instruction card you received from them or by following their particular telephone and/or Internet voting instructions.

  If you are a stockholder of record, you may vote the proxy card you received by mail as described below:

  (1)
  By Internet: You may submit a proxy or voting instructions over the Internet by following the instructions that accompany your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

  (2)
  By Telephone: You may submit a proxy or voting instructions by telephone by following the instructions that accompany your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

  (3)
  By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

  (4)
  In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Q:    Can I change my vote?

A:
If you are a holder of record, you may revoke your proxy voting instructions made by mail, by telephone or via the Internet at any time before the exercise of those instructions at the Annual Meeting. To do so, you must (1) send a revocation in writing to us in care of the Corporate Secretary, Internet Brands, Inc., 909 N. Sepulveda Boulevard, 11th Floor, El Segundo, California 90245, (2) grant a new duly executed proxy bearing a date later than that of the previously submitted proxy, or (3) attend the Annual Meeting and vote in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

  If you are a beneficial owner, you may submit new voting instructions by contacting your broker, financial institution or other holder of record following the instructions they provided. Alternately, if you have obtained a legal proxy from your broker, financial institution or other holder of record, you may vote in person at the Annual Meeting.

Q:    Who can help answer my questions?

A:
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

Internet Brands, Inc.
Attn: Corporate Secretary
909 N. Sepulveda Blvd., 11th Floor
El Segundo, California 90245
(800) 692-2200

  If you need additional copies of this proxy statement or voting materials, please contact our Corporate Secretary as described above.

Q:    What does it mean if I receive more than one proxy card?

A:
It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:    Who will serve as inspector of elections?

A:
The inspector of elections will be a representative of Mellon Investor Services LLC, our transfer agent.

Q:    How many shares must be present to hold the Annual Meeting?

A:
To hold the Annual Meeting and conduct business, a majority of the outstanding shares of our common stock entitled to vote must be present in person or by proxy at the meeting. This is called a quorum.

  Shares are counted as present at the meeting if the stockholder either (1) is present and votes in person and the meeting, or (2) has properly submitted a proxy or voted by telephone or Internet.

  Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum. Broker non-votes occur when shares held by a beneficial owner, or stockholder in street name are not voted with respect to a proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:    What vote is required to approve each proposal?

A:
Election of Directors will be determined by a plurality of the votes of the shares present, so the eight nominees who receive the highest numbers of votes for election will be elected, even if that does not represent a majority.

Q:    How are votes counted?

A:
You may vote either FOR each director nominee or WITHHOLD your vote from any one nominee. If you abstain from voting on any of the nominees, it will have the same effect as a vote AGAINST such nominee.

  Broker non-votes, although counted toward the quorum, will not count as votes cast with respect to the matter as to which the broker has expressly not voted.

Q:    Who can attend the Annual Meeting?

A:
All stockholders as of the Record Date can attend. If you wish to vote your shares at the 2008 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2008 Annual Meeting.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:
Other than the item of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2008 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Robert N. Brisco, Internet Brands' President and Chief Executive Officer, and B. Lynn Walsh, Internet Brands' Corporate Secretary, will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders, Mr. Brisco and Ms. Walsh, will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:    Where can I find the voting results of the meeting?

A:
We intend to announce preliminary voting results at the 2008 Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2008.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers, and other employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors

        We currently have a Board of Directors with nine directors. Following the Annual Meeting, our Board of Directors will consist of eight members. Mr. Greenwald, whose term as director will end on the date of the Annual Meeting, will not be standing for re-election. We wish to acknowledge with gratitude the service of Mr. Greenwald as a director for the past nine years. There currently is no candidate nominated to replace Mr. Greenwald. Proxies voted at the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named below. Our Board of Directors has determined that each of its current members, except for Mr. Robert N. Brisco, Ms. Marcia Goodstein, and Mr. William Gross is independent within the meaning of the NASDAQ Stock Market, Inc. independent director standards.

Election of Directors

        The Board of Directors' nominees for election by the stockholders as directors are Mr. Robert N. Brisco, Dr. Howard Lee Morgan, Mr. Kenneth B. Gilman, Ms. Marcia Goodstein, Mr. William Gross, Mr. Martin R. Melone, Mr. Roger S. Penske and Mr. James R. Ukropina. All currently serve as directors with terms of office expiring at the Annual Meeting. Our Nominating and Governance Committee has recommended these nominations. If elected, the eight nominees will serve as directors until our 2009 annual meeting or until their successors are duly elected and qualified. If any of the nominees declines to serve, proxies may be voted for a substitute nominee as we may designate. We are not aware of any reason that any of the nominees would be unable or unwilling to serve.

        As long as a quorum is present, the eight nominees for directors receiving the highest number of votes "FOR" will be elected as directors. The persons named in the enclosed proxy intend to vote the shares represented by those proxies "FOR" the election of these eight nominees.

        The Board of Directors recommends a vote "for" the election of Messrs. Brisco, Gilman, Gross, Melone, Penske and Ukropina, Ms. Goodstein and Dr. Morgan as directors.

NOMINEES

        The following sets forth certain information concerning the nominees for election at the Annual Meeting. Ages are as of April 4, 2008.

Name	Age	Position with the Company	Director Since
Director Nominees
Robert N. Brisco	45	President, Chief Executive Officer and Director	1999
Howard Lee Morgan	62	Director, Chairman of the Board	1999
Kenneth B. Gilman	61	Director	2002
Marcia Goodstein	43	Director	2004
William Gross	49	Director	1998
Martin R. Melone	66	Director	2005
Roger S. Penske	71	Director	2000
James R. Ukropina	70	Director	2006

        Mr. Brisco has served as Chief Executive Officer, President, and Director since 1999. From 1998 to 1999, Mr. Brisco served as the President of Universal Studios Hollywood Theme Park, an entertainment company, and Citywalk, an entertainment and shopping complex. Prior to Universal, Mr. Brisco was Senior Vice President of Advertising, Marketing, and New Business Development for

The Los Angeles Times, a newspaper company, from 1993 to 1998. Prior to that, Mr. Brisco was a consultant with McKinsey & Co. and the Boston Consulting Group, where he specialized in media and consumer products. Mr. Brisco has a B.A. from the University of Southern California and an M.B.A. from the University of California at Los Angeles.

        Dr. Morgan has served as a Director and Chairman of our Board of Directors since 1999. Dr. Morgan has also been a director of Idealab, a creator and operator of technology companies, since March 2002 and also was a director of Idealab from 1999 to 2001. Dr. Morgan served as President of Idealab New York from 2000 to 2001, and as Vice Chairman until December 2002. Since 1989, Dr. Morgan has also been President of Arca Group, Inc., a consulting and investment management firm specializing in the areas of computers and communications technologies. He serves as a Chairman for Franklin Electronic Publishers, Inc., and a number of private companies, including Ambient Devices, Snap, and others. Since January 2005, he has been a partner in First Round Capital, a seed-stage venture fund, and serves as Vice-Chairman of the New York Angels. Dr. Morgan has a B.S. from City University of New York and a Ph.D. in operations research from Cornell University.

        Mr. Gilman has served as a Director since January 2002. Mr. Gilman was the Chief Executive Officer of Asbury Automotive Group, an automotive retailing and services company, from 2001 to May 2007. Previously, from 1976 to 2001, Mr. Gilman was employed in a variety of capacities with Limited Brands, a specialty apparel retailer, where his most recent assignment was Chief Executive Officer of Lane Bryant. From 1993 to 2001, Mr. Gilman served as Vice Chairman and Chief Administrative Officer of Limited Brands, with responsibility for finance, information technology, supply chain management, production, real estate, legal and internal audit. From 1987 to 1993, he was Executive Vice President and Chief Financial Officer of Limited Brands. He joined Limited Brands' executive committee in 1987 and was elected to its board of directors in 1990. Mr. Gilman serves on the board of directors of Liz Claiborne Inc. Mr. Gilman has a B.B.A. from Pace University.

        Ms. Goodstein has served as a Director at our inception in 1998 and since August 2004. Ms. Goodstein has served as Idealab's Chief Operating Officer since 1998 and President since 2000. Ms. Goodstein serves on the board of directors of several private companies. Ms. Goodstein has a B.A. from Pomona College.

        Mr. Gross has served as a Director since our inception in 1998. Mr. Gross is founder, Chairman and Chief Executive Officer of Idealab. Mr. Gross serves on the board of directors of several private companies. Mr. Gross sits on the board of trustees of the California Institute of Technology. Mr. Gross has a B.S. from the California Institute of Technology.

        Mr. Melone has served as a Director since August 2005. Mr. Melone was a partner of Ernst & Young, LLP, an accounting firm, from 1975 to 2001. Currently, Mr. Melone serves on the boards of Countrywide Financial Corporation, where he is chairman of the audit and ethics committee, Countrywide Bank, FSB and Public Counsel Law Center and serves as a trustee of the California Science Center Foundation. Mr. Melone is a member of the Board of Regents for Santa Clara University and the Advisory Board for Markula Center for Applied Ethics. Mr. Melone has a B.S.C. from Santa Clara University, and an M.B.A. from the University of California at Los Angeles.

        Mr. Penske has served as a Director since 2000. He has also been Chairman of the Board and Chief Executive Officer of Penske Corporation since 1969. Penske Corporation is a privately owned diversified transportation services company that holds, through its subsidiaries, interests in a number of businesses. Mr. Penske has served as Chairman of the Board of Penske Truck Leasing Corporation, a transportation services company, since 1982, and of Penske Automotive Group, Inc., an automotive specialty retailer, since 1999. He serves as a member of the board of General Electric Company and as a member of the board of Universal Technical Institute, Inc., and is a director of Detroit Renaissance and Chairman of the Downtown Detroit Partnership.

        Mr. Ukropina has served as a Director since February 2006. Mr. Ukropina has served as the Chief Executive Officer of Directions, LLC, a management and strategic consulting firm, since 2001. Previously, Mr. Ukropina was a partner with the law firm O'Melveny & Myers LLP until 2000, and continues to practice with the firm as Of Counsel. Mr. Ukropina serves on the boards of Lockheed Martin Corporation, Pacific Life Corp., The TCW Group, Inc., Central Natural Resources and the Keck Foundation. Mr. Ukropina has a B.A. and an M.B.A. from Stanford University, and LL.B. from the University of Southern California.

CORPORATE GOVERNANCE

        Our Board of Directors held six meetings during 2007. Each Director attended 75% or more of the aggregate number of meetings of the Board and the Board committees on which he or she served. The Board encourages all directors to attend annual meetings of the stockholders of Internet Brands. Four directors attended our 2007 Annual Meeting.

Director Independence

        The Board of Directors has adopted standards concerning director independence consistent with the definition of "independent director" under the Marketplace Rules of NASDAQ and, with respect to the Audit and Ethics Committee, the rules of the Securities and Exchange Commission or SEC.

        The Company's officers, Nominating and Governance Committee and the full Board of Directors are involved in the process for determining the independence of acting directors and director nominees. The Company solicits relevant information from directors and director nominees via a questionnaire which covers material relationships, compensatory arrangements, employment and any affiliation with the Company, and which the directors complete and return. In addition to reviewing information responsive to the questionnaire, the Company asks the executive officers and directors on an annual basis about their awareness of any existing or currently proposed transactions, arrangements or understandings involving the Company in which any director or director nominee has or will have a direct or indirect material interest. The Company shares relevant findings with the Nominating and Governance Committee and the full Board of Directors regarding the independence standards under NASDAQ and SEC rules and any information regarding the director or director nominee that suggests that such individual is not independent. The Board of Directors discusses the relevant issues, including consideration of any transactions, relationships or arrangements required to be disclosed under Item 404(a) of Regulation S-K prior to making a determination with respect to the independence of each director.

        Based on the review described above, the Board of Directors has affirmatively determined that Messrs. Gilman, Greenwald, Melone, Penske and Ukropina and Dr. Morgan are independent under the NASDAQ Marketplace Rules, except, in the case of Dr. Morgan, with respect to the independence requirements for audit committee members.

Committees

        Our Board of Directors has an Audit and Ethics Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. The Board has adopted a charter for each standing Committee. Each charter is available on our website at http://www.internetbrands.com.

        The chart below shows the members of the standing Board Committees as of the date of this Proxy Statement and the number of meetings each Board Committee held during our 2007 fiscal year. The Nominating and Governance Committee was formed in October 2007, and did not meet during

2007. Mr. Brisco, a director and our President and Chief Executive Officer, does not serve on any standing Board Committees.

Director	Audit/Ethics		Compensation	Nominating/ Governance

Mr. Gilman				X

Mr. Greenwald	X		X	X

Mr. Melone	*			X

Dr. Morgan	X		*	X

Mr. Penske				X

Mr. Ukropina	X		X	*

Number of Meetings:	4	(a)	6	None

X = Member            * = Chair

(a)
The meetings occurred in connection with our quarterly unaudited financial statements and the annual audit of our financial statements and our initial public offering of Class A common stock.

Audit and Ethics Committee

        The Audit and Ethics Committee is responsible for, among other things:

  •
  selecting and hiring our independent auditors, and approving the audit and pre-approving any non-audit services to be performed by our independent auditors;

  •
  evaluating the qualifications, performance and independence of our independent auditors;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing the adequacy and effectiveness of our system of internal controls;

  •
  preparing the Audit and Ethics Committee report that the SEC requires in our annual proxy statement; and

  •
  reviewing and approving related party transactions.

        Our Board of Directors has determined that each of Messrs. Melone, Greenwald and Ukropina satisfies the requirements for Audit Committee member independence under the rules and regulations of the NASDAQ Global Market and the SEC.

        The Board of Directors has determined that Dr. Morgan does not satisfy the requirements for Audit Committee member independence under the rules and regulations of the NASDAQ Global Market and the SEC due to his membership on the board of directors of Idealab. The independence requirements allow an exemption for a minority of committee members for a period of one year from the date of effectiveness of the registration statement. The Board of Directors has determined that Dr. Morgan's membership on the Audit and Ethics Committee since its inception in 2002 combined with his financial literacy and expertise are special circumstances which warrant his continued membership on the Audit and Ethics Committee during this exemption period. The Board of Directors expects that Dr. Morgan will resign from the Audit and Ethics Committee before November 16, 2008 when the exemption period ends.

        Our Board of Directors has determined that each of Messrs. Melone and Greenwald and Dr. Morgan qualifies as an "audit committee financial expert" within the meaning of the SEC rules.

Compensation Committee

        The Compensation Committee is responsible for, among other things:

  •
  reviewing the annual base salaries and incentive compensation plans, including the specific goals and amounts; equity compensation; employment arrangements; severance arrangements and change of control agreements; and any other benefits, compensation or arrangements, for our Chief Executive Officer and other executive officers; recommending to the Board such arrangements for our Chief Executive Officer; and determining and approving such arrangements for our other executive officers;

  •
  administering our equity compensation plans; and

  •
  preparing the Compensation Committee Report that the SEC requires in our annual proxy statement.

In the section entitled "Compensation Discussion and Analysis" on page 20 below, we provide an additional discussion of the Compensation Committee's role and responsibilities.

        Our Board of Directors has determined that each member of our Compensation Committee meets the requirements of independence under the rules and regulations of NASDAQ and the SEC.

Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for, among other things:

  •
  reviewing director candidates;

  •
  recommending to the Board of Directors nominees for election as directors;

  •
  reviewing and recommending to the Board director compensation;

  •
  advising the Board on corporate governance principles and the organization of the Board and its committees; and

  •
  overseeing the annual evaluation of the Board and its committees.

        Our Board of Directors has determined that each member of our Nominating and Governance Committee satisfies the requirements for independence under the rules and regulations of NASDAQ and the SEC.

Director Nominations

        We have no stated minimum criteria for director nominees. The Nominating and Governance Committee seeks nomination and appointment candidates who will represent the best interests of the stockholders as a whole with excellent decision-making ability, business experience, relevant expertise, personal integrity and reputation. The Nominating and Governance Committee may also consider other factors such as the general needs of the Board of Directors, in accordance with the charter of Nominating and Governance Committee. The Nominating and Governance Committee believes it appropriate that at least one member of the Board of Directors meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board of Directors meet the "independent director" standard under the Marketplace Rules of NASDAQ. The Nominating and Governance Committee also believes it may be appropriate for certain members of our management, in particular the President and Chief Executive Officer, to participate as a member of the Board of Directors.

        The Nominating and Governance Committee identifies nominees for election at each annual meeting of stockholders by first evaluating the current directors willing to continue in service. Current members of the Board of Directors who possess skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by directors with that of obtaining a new perspective. If any such director does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a director for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Members of the Nominating and Governance Committee and the full Board of Directors are polled for suggestions as to individuals meeting the criteria for nomination. Candidates may also come to the attention of this committee through management, stockholders or other persons.

        The policy of our Nominating and Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. Any stockholder recommendations for consideration by the Nominating and Governance Committee should include the candidate's name, age, business address and residential address, principal occupation or employment, the number and class of shares of Internet Brands, Inc. beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, any other information required to be disclosed in a solicitation of proxies for election of director, and any other information required by our bylaws. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board of Directors should be sent to:

Internet Brands, Inc.
Attn: Corporate Secretary
909 N. Sepulveda Blvd., 11th Floor
El Segundo, California 90245

Communications with Directors

        Stockholders may write to our Board of Directors, any committee thereof, or any director in particular, in care of our Corporate Secretary at c/o Internet Brands, Inc., 909 N. Sepulveda Blvd., 11th Floor, El Segundo, California 90245. The Corporate Secretary will refer comments or questions regarding the Company's accounting, internal controls or auditing matters to the Chair of the Audit and Ethics Committee, and comments or questions regarding the nomination of directors and other corporate governance matters to the Chair of the Nominating and Governance Committee.

Code of Conduct and Ethics

        Our Board of Directors has adopted a Code of Conduct and Ethics, which establishes the standards of ethical conduct applicable to all of our directors, executive officers and employees. The code addresses, among other things, conflicts of interest, obligations to ensure accurate disclosure and financial reporting, and confidentiality obligations. The Audit and Ethics Committee is responsible for oversight and review of our Code of Conduct and Ethics. A copy of our Code of Conduct and Ethics has been filed as an exhibit to our Annual Report on Form 10-K and is also available at http://www.internetbrands.com. We will post on our website any amendment to our Code of Conduct and Ethics and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions and relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Compensation of Directors

        Prior to August 1, 2007, none of our directors received any cash compensation from us for their service as members of the Board of Directors, except for reimbursement for reasonable travel expenses in connection with attendance at board and committee meetings.

        Under our 1998 Stock Plan, non-employee directors are eligible to receive stock option grants at the discretion of the Board of Directors, and we have granted options to purchase an aggregate of 415,000 shares of our Class A common stock to our current non-employee directors. On May 13, 2002, each of Dr. Morgan and Messrs. Gilman, Greenwald, Gross, and Penske received options to purchase 25,000 shares of our Class A common stock at an exercise price of $0.50 per share. On February 28, 2005, each of Dr. Morgan, Ms. Goodstein, and Messrs. Gilman, Greenwald, Gross, and Penske received options to purchase 25,000 shares of our Class A common stock at an exercise price of $1.50 per share. On August 9, 2005, Mr. Melone received a grant of options to purchase 25,000 shares of our Class A common stock at an exercise price of $2.20 per share upon his initial appointment to our Board of Directors. On February 28, 2006, Mr. Ukropina received a grant of options to purchase 25,000 shares of our Class A common stock at an exercise price of $4.00 per share upon his initial appointment to our Board of Directors.

        In connection with their service on our Compensation Committee, on February 28, 2005, Mr. Greenwald and Dr. Morgan each received option grants to purchase 10,000 shares of our Class A common stock at an exercise price of $1.50 per share. In connection with his service on our Compensation Committee, on March 21, 2007, Mr. Ukropina received an option grant to purchase 10,000 shares of our Class A common stock at an exercise price of $4.70 per share.

        In connection with his service on our Audit and Ethics Committee, on August 9, 2005, Mr. Melone received an option grant to purchase 15,000 shares of our Class A common stock at an exercise price of $2.20 per share. In connection with his service on our Audit and Ethics Committee, on February 28, 2006, Mr. Ukropina received an option grant to purchase 15,000 shares of our Class A common stock at an exercise price of $4.00 per share.

        An aggregate of 75,000 stock options granted outside of our equity compensation plans to Dr. Morgan, Ms. Goodstein, and Mr. Gross have been assigned to Idealab.

        The terms of all outstanding stock options granted to directors to date provide for acceleration of 100% of all unvested options upon a change of control.

        On July 18, 2007, our Board of Directors amended our compensation policy with respect to our non-employee directors. Commencing August 1, 2007, an annual cash retainer of $10,000 will be paid to each of our non-employee directors, an annual cash retainer of $15,000 will be paid to the chairman of our Audit and Ethics Committee, an annual cash retainer of $7,500 will be paid to each other member of our Audit and Ethics Committee, an annual cash retainer of $7,500 will be paid to the chairman of our Compensation Committee, and an annual cash retainer of $3,750 will be paid to each other member of our Compensation Committee. An annual grant of restricted stock or restricted stock units having a value of $30,000 will be made to each of our non-employee directors, an annual grant of restricted stock or restricted stock units having a value of $15,000 will be made to the chairman of our Audit and Ethics Committee, an annual grant of restricted stock or restricted stock units having a value of $7,500 will be made to each other member of our Audit and Ethics Committee, an annual grant of restricted stock or restricted stock units having a value of $7,500 will be made to the chairman of our Compensation Committee, an annual grant of restricted stock or restricted stock units having a value of $3,750 will be made to each other member of our Compensation Committee, and an annual grant of restricted stock or restricted stock units having a value of $2,500 will be made to each member of our Nominating and Governance Committee.

        In accordance with the foregoing policy, on October 23, 2007, we granted an aggregate of 31,702 shares of restricted Class A common stock to our current non-employee directors under our 2007 Equity Plan. In connection with their service on our Board, on October 23, 2007, Dr. Morgan, Ms. Goodstein, and Messrs. Melone, Ukropina, Greenwald, Gross, Gilman and Penske each received 3,093 shares of restricted Class A common stock having a value of approximately $30,000. In connection with their service on our Audit and Ethics Committee, on October 23, 2007, Dr. Morgan and Messrs. Ukropina and Greenwald each received 773 shares of restricted Class A common stock having a value of approximately $7,500, and Mr. Melone, as chair of the Audit and Ethics Committee, received 1,546 shares of restricted Class A common stock having a value of approximately $15,000. In connection with their service on our Compensation Committee, on October 23, 2007, Messrs. Ukropina and Greenwald each received 386 shares of restricted Class A common stock having a value of approximately $3,750, and Dr. Morgan, as chair of the Compensation Committee, received 773 shares of restricted Class A common stock having a value of approximately $7,500. In connection with their service on our Nominating and Governance Committee, on October 23, 2007, Dr. Morgan and Messrs. Melone, Ukropina, Greenwald, Gilman and Penske each received 258 shares of restricted Class A common stock having a value of approximately $2,500.

        The terms of all outstanding restricted stock granted to non-employee directors under the 2007 Equity Plan provide for acceleration of the vesting of 50% of unvested shares upon a change of control, and acceleration of the vesting of the remaining unvested shares upon a termination or constructive termination of service.

Director Compensation Table

        The following table presents summary information regarding compensation paid or accrued for services rendered to us in all capacities to the members of our Board of Directors (other than Mr. Brisco, who is a named executive officer) for the fiscal year ended December 31, 2007.

Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(2)	Total(12)

Kenneth B. Gilman	$5,625	$779(3)	—	$6,404

Marcia Goodstein	5,000	719(4)	—	5,719

Gerald Greenwald	11,250	1,048(5)	—	12,298

William Gross	5,000	719(6)	—	5,719

Martin R. Melone	13,125	1,138(7)	—	14,263

Howard Lee Morgan	13,125	1,138(8)	—	14,263

Roger S. Penske	5,625	779(9)	—	6,404

James R. Ukropina	11,875	1,048(10)	$5,739(11)	18,662

(1)
Amount represents stock-based compensation expense for fiscal year 2007 for restricted stock granted in 2007 as calculated in accordance with SFAS 123(R) and as further described in Note 10 "Accounting for Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(2)
Amount represents stock-based compensation expense for fiscal year 2007 for stock options granted in 2007 as calculated in accordance with SFAS 123(R) and as further described in Note 10 "Accounting for Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(3)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $32,505. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(4)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $30,002. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(5)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $43,747. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(6)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $30,002. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(7)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $47,501. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(8)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $47,501. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(9)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $32,505. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(10)
The grant-date fair value of this stock award as calculated in accordance with SFAS 123(R) was $43,747. This stock was granted on October 23, 2007 and vests 100% on the one-year anniversary of its grant.

(11)
The grant-date fair value of these options as calculated in accordance with SFAS 123(R) was $21,161. As of December 31, 2007, this grant constituted options to purchase 10,000 shares of our Class A common stock. These options were granted on March 21, 2007 and vest at a rate of 6.25% per quarter for sixteen quarters.

(12)
Listed below are each respective non-employee director's aggregate restricted stock and stock option holdings as of December 31, 2007.

Name	Restricted Stock Awards (#)	Stock Options (#)	Total Holdings (#)

Kenneth B. Gilman	3,351	0	3,351

Marcia Goodstein	3,093	0	3,093

Gerald Greenwald	4,510	0	4,510

William Gross	3,093	25,000	28,093

Martin R. Melone	4,897	0	4,897

Howard Lee Morgan	4,897	0	4,897

Roger S. Penske	3,351	50,000	53,351

James R. Ukropina	4,510	50,000	54,510

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents summary information with respect to the beneficial ownership of our Class A common stock and Class B common stock known to us as of April 4, 2008, or as of an earlier date for information based on filings with the SEC, by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of any class of our common stock;

  •
  each of our named executive officers listed in the Summary Compensation Table on page 25 below;

  •
  each of our directors and director nominees; and

  •
  all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person are deemed to be outstanding if the options or warrants are exercisable within 60 days of April 4, 2008. The shares subject to options and warrants are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in this table are based on a total of 40,688,774 shares of Class A common stock and 3,025,000 shares of Class B common stock outstanding as of April 4, 2008.

        Except as indicated in the footnotes below, we believe, based on information furnished to us and subject to community property laws where applicable, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Internet Brands, Inc., 909 North Sepulveda Blvd., 11th Floor, El Segundo, California 90245.

        The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information known to the Company.

	Class A		Class B
Name and Address of Beneficial Owner						Total Voting %
	Number	%	Number	%	Total %
5% Stockholders:
Idealab and affiliated entities(1)	9,302,870	22.86%	3,025,000	100%	21.28%	68.98%
Robert N. Brisco(2)	3,843,927	9.45%	—	0%	8.79%	3.80%
Roger S. Penske and affiliated entities(3)	3,272,850	8.04%	—	0%	7.49%	3.23%
Foundation Capital II, L.P. and affiliated entities(4)	2,318,852	5.70%	—	0%	5.30%	2.29%
Named Executive Officers and Directors:
Robert N. Brisco(2)	3,843,927	9.45%	—	0%	8.79%	3.80%
Alexander Emil Hansen(5)	46,667	*	—	0%	*	*
B. Lynn Walsh(6)	573,216	*	—	0%	1.31%	*
Charles E. Hoover(7)	484,083	1.19%	—	0%	1.11%	*
Lisa Morita(8)	108,225	*	—	0%	*	*
Kenneth B. Gilman(9)	53,351	*	—	0%	*	*
Marcia Goodstein(10)	12,163	*	—	0%	*	*
Gerald Greenwald(11)	328,828	*	—	0%	*	*
William Gross(12)	9,274,713	22.79%	3,025,000	100%	21.22%	68.95%
Martin R. Melone(13)	44,897	*	—	0%	*	*
Howard Lee Morgan(14)	58,897	*	—	0%	*	*
Roger S. Penske(3)	3,272,850	8.04%	—	0%	7.49%	3.23%
James R. Ukropina(15)	29,509	*	—	0%	*	*
All executive officers and directors as a group (14 persons)	18,555,639	45.60%	3,025,000	100%	42.45%	78.13%

*
Less than 1%.

(1)
Based on information reported on a Schedule 13G filed with the SEC on February 14, 2008 to report beneficial ownership of Idealab, Idealab Holdings, L.L.C. and William Gross, and other information known to the Company. Includes 10,974,661 shares (including 3,025,000 shares of Class B common stock) held directly by Idealab Holdings, L.L.C. and 56,250 shares of Class A common stock underlying options that are immediately exercisable or exercisable within 60 days of April 4, 2008 held directly by Idealab, which is the sole and managing member of Idealab Holdings, L.L.C. Also includes 238,546 shares held directly by Clearstone Venture Partners I-A, L.P. ("CVP I-A") and 1,058,413 shares owned by Clearstone Venture Partner I-B, L.P. ("CVP I-B"). Idealab may be deemed the beneficial owner of these shares in its capacity as a managing member of Clearstone Venture Management I, LLC ("CVM I, LLC"), which is the general partner of both CVP I-A and CVP I-B. Idealab disclaims beneficial ownership of the shares held by CVP I-A and CVP- I-B, except to the extent of its pecuniary interest therein. Mr. Gross, a member of the Board of Directors, may be deemed the beneficial owner of shares beneficially owned by Idealab in his capacity as the Chairman of the Board of Directors, Chief Executive Officer and controlling shareholder of Idealab. Mr. Gross disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Idealab and Idealab Holdings, L.L.C. is 130 West Union Street, Pasadena, California 91103.

(2)
Includes 599,998 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 and 285,000 shares of restricted stock subject to forfeiture.

(3)
Based on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008 to report beneficial ownership of Penske Automotive Group, Inc., Penske Motor Group, Inc., PCP Holdings, Inc., Penske Corporation and Roger S. Penske, and other information known to the Company. Comprised of 43,750 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 held by Mr. Penske, 232,130 shares held directly by Penske Automotive Group, Inc. ("PAG"), 1,058,058 shares subject to warrants that are immediately exercisable or exercisable within 60 days of April 4, 2008 held by PAG, 546,893 shares subject to warrants that are immediately exercisable or exercisable within 60 days of April 4, 2008 held by Penske Motor Group, Inc. ("PMG"), 1,309,354 shares held directly by PCP Holdings, Inc. ("PCP"), 79,314 shares subject to warrants that are immediately exercisable or exercisable within 60 days of April 4, 2008 held by Penske Corporation ("Penske Corp."), and 3,351 shares of restricted stock subject to forfeiture held directly by Mr. Penske. Mr. Penske may be deemed the beneficial owner of the shares held by PAG in his capacity as Chairman of the Board, Chief Executive Officer and controlling shareholder of PAG, of the shares by PMG and Penske Corp. in his capacity as Chairman of the Board and controlling shareholder of those entities, and of the shares held by PCP Holdings, Inc. which is a wholly-owned subsidiary of Penske Corp. Mr. Penske disclaims beneficial ownership of shares held by PMG, PCP, PAG and Penske Corp., except to the extent of his pecuniary interest therein. The address for each of PCP, PAG, PMG and Penske Corp. is 2555 Telegraph Road, Bloomfield Hills, Michigan 48302.

(4)
Based on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 to report beneficial ownership of Foundation Capital II, L.P. ("FC2"), Foundation Capital II Principals Fund, L.L.C. ("FC2P"), Foundation Capital II Entrepreneurs Fund, L.L.C. ("FC2E") and Foundation Capital Management Company II, L.L.C. ("FC2M"). Comprised of (i) 1,971,024 shares held by FC2, (ii) 115,943 shares held by FC2P; and (iii) 231,885 shares held by FC2E. FC2M serves as the sole general partner of FC2 and serves as the manager of FC2P and FC2E. FC2M may therefore be deemed to own beneficially shares held by FC2, FC2P and FC2F. The managers of FC2M share voting and dispositive power over the shares held by FC2, FC2P and FC2E. James C. Anderson, William B. Elmore, Kathryn C. Gould, Paul G. Koontz, and Michael N. Schuh are managers of FCM2 and disclaim beneficial ownership of the securities held by FC2, FC2E, FC2P and FC2M, except to the extent of their pecuniary interest therein. The address for each of FC2, FC2E, and FC2P is c/o Foundation Capital, 70 Willow Road, Suite 200, Menlo Park, California 94025.

(5)
Comprised of 25,000 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008, and 21,667 shares of restricted stock subject to forfeiture.

(6)
Comprised of 469,342 shares held directly in a trust of which Ms. Walsh is sole trustee, 68,874 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 held by the same trust, and 35,000 shares of restricted stock subject to forfeiture held directly by the same trust.

(7)
Includes 105,875 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 and 35,000 shares of restricted stock subject to forfeiture.

(8)
Includes 8,225 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 and 40,000 shares of restricted stock subject to forfeiture.

(9)
Includes 3,351 shares of restricted stock subject to forfeiture.

(10)
Includes 3,093 shares of restricted stock subject to forfeiture, but does not include shares of which Mr. Gross may be deemed a beneficial owner. Ms. Goodstein is married to Mr. Gross.

(11)
Comprised of 75,000 shares held directly by Mr. Greenwald, 188,246 shares held directly by GBJ Holdings, LLC, 61,072 shares held directly by GBJ Holdings II, LLC and 4,510 shares of restricted stock held directly by Mr. Greenwald subject to forfeiture. The managing members of GBJ Holdings, LLC and GBJ Holdings II, LLC are Mr. Greenwald, Joel Beckman and Reginald Jones, and have shared voting and investment power over the shares held directly by these entities.

(12)
Includes 10,974,661 shares (including 3,025,000 shares of Class B common stock) held directly by Idealab Holdings, L.L.C., 56,250 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 held by Idealab, which is the sole and managing member of Idealab Holdings, L.L.C., 25,000 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 held directly by Mr. Gross, and 3,093 shares of restricted stock held directly by Mr. Gross and subject to forfeiture. Mr. Gross may be deemed the beneficial owner of shares held by Idealab and Idealab Holdings, L.L.C. in his capacity as the Chairman of the Board of Directors and Chief Executive Officer of Idealab. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 238,546 shares held directly by CVP I-A and 1,058,413 shares held directly by CVP I-B. Mr. Gross may be deemed the beneficial owner of these shares in his capacity as a managing member of Clearstone Venture Management I, LLC, which is the general partner of both CVP I-A and CVP I-B. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Does not include shares directly held by Ms. Goodstein, who is married to Mr. Gross.

(13)
Includes 4,897 shares of restricted stock subject to forfeiture.

(14)
Includes 4,897 shares of restricted stock subject to forfeiture.

(15)
Includes of 22,500 shares subject to options that are immediately exercisable or exercisable within 60 days of April 4, 2008 and 4,510 shares of restricted stock subject to forfeiture.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers and persons who own more than 10% of our Class A common stock to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and NASDAQ. Such directors, executive officers and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all such reports they file. Based solely upon a review of the copies of the forms furnished to us and the written representations made by certain reporting persons to us, we believe that all such forms required to be filed during our 2007 fiscal year under Section 16(a) were filed on a timely basis by our reporting persons, with the exceptions noted below:

  •
  An amended Form 4 was filed for Marcia Goodstein on November 27, 2007, to report the sale of 108,859 and 482,999 shares of Class A common stock by Clearstone Venture Partners I-A, L.P. and Clearstone Venture Partners I-B, L.P., respectively, effective November 21, 2007. The original Form 4 filed for Ms. Goodstein on November 26, 2007, failed to report the foregoing transactions.

  •
  An amended Form 4 was filed for William Gross on November 27, 2007, to report the sale of 108,859 and 482,999 shares of Class A common stock by Clearstone Venture Partners I-A, L.P. and Clearstone Venture Partners I-B, L.P., respectively, effective November 21, 2007. The original Form 4 filed for Mr. Gross on November 26, 2007, failed to report the foregoing transactions.

  •
  An amended Form 4 was filed for Howard Lee Morgan on February 13, 2008, to report the October 23, 2007 acquisition of 4,897 shares of Class A common stock. The original Form 4 filed for Dr. Morgan on December 3, 2007 failed to report the foregoing transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        In addition to the director and executive compensation arrangements discussed under "Compensation of Directors" on page 10 and "Executive Compensation" on page 25, the following is a description of certain relationships or transactions since January 1, 2007, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Amendment of Share Exchange Agreement

        On October 26, 2007, we entered into a Lock-Up Agreement with Idealab Holdings, L.L.C. in which, in addition to a 180-day lock-up agreement with the underwriters of our initial public offering of our Class A common stock, Idealab Holdings, L.L.C. agreed with us that, during the twenty-four months after such 180-day lock-up, it will not sell, transfer or pledge its shares subject to certain exceptions. In addition to subjecting Idealab Holdings, L.L.C. to a lock-up arrangement with us, the Lock-Up Agreement amends that certain Share Exchange Agreement, pursuant to which we issued 2,000,000 shares of our Class B common stock to Idealab Holdings, L.L.C. on April 26, 2005, to permit Idealab Holdings, L.L.C. or any permitted transferee of its registration rights with respect to 2,000,000 shares of our Class A common stock issuable upon the conversion of Class B common stock to exercise demand registration rights as early as one year following the completion of our initial public offering, which was consummated on November 21, 2007, and to exercise piggyback registration rights subject to the terms and conditions of its lock-up agreement with the underwriters. Our restated certificate of incorporation provides that each share of Class B common stock entitles its holder to 20 votes on matters submitted to a vote of our stockholders. Idealab Holdings, L.L.C. through its ownership or our Class A common stock and its exclusive ownership of our Class B common stock, had control of approximately 68% of the votes represented by our Class A common stock and Class B common stock outstanding as of April 4, 2008.

Transactions with Entities Affiliated with our Directors

        On March 1, 2007, we entered into an Online Marketing Systems and Services Agreement with smart USA Distributor, LLC, a wholly owned subsidiary of Penske Automotive Group, Inc. (formerly United Auto Group, Inc.), which was amended and restated on January 8, 2008. Roger Penske, a member of our Board of Directors, is the Chairman of the Board, Chief Executive Officer and controlling shareholder of Penske Automotive Group, Inc. Pursuant to the Amended and Restated Online Marketing Systems and Services Agreement, we have developed and will continue to maintain certain technology systems, provide lead management services and other online management services, as well as customer care center services, to smart USA Distributor, LLC. Pursuant to the terms of the amended agreement, we received an upfront technology systems fee of $607,300 in 2007. In 2007, we also received $327,400 in service and marketing fees and $809,900 in fees based on volume of leads and other services. Beginning in 2008, we will receive at least $436,900 in service and marketing fees annually and additional fees based on the volume of leads processed and other services provided. The term of the amended Online Marketing Systems and Services Agreement ends December 31, 2010, with automatic renewals of up to two additional twenty-four month periods, unless earlier terminated by either party in accordance with the termination provisions.

        On February 27, 2007, our Board of Directors authorized extending the expiration dates of warrants to purchase 1,554,314 shares of our Series F preferred stock issued to entities which are affiliated with Mr. Penske. The warrants, originally due to expire in May 2007 and 2008, will now expire on the earlier to occur of December 31, 2008 or the termination of Mr. Penske's service as a director. In accordance with their terms, the warrants became exercisable for 1,554,314 shares of Class A common stock in connection with the conversion of our preferred stock effected prior to the consummation of our initial public offering.

        Since January 1, 2004, we have entered into transactions for the provision of lead-generation and auto brokerage services to automotive dealerships owned by entities which are affiliated with Mr. Penske. The aggregate revenues generated in connection with these transactions in 2007 were approximately $1.3 million.

Certain Relationships of Our Directors and Management

        Two of our directors, Mr. Gross and Ms. Goodstein, are married. Mr. Brisco, our Chief Executive Officer and President and a director, and Ms. Walsh, our Executive Vice President of Corporate Development, General Counsel and Corporate Secretary, share a household.

        During Mr. Hansen's employment with us, we expect that Mr. Hansen will continue to be a partner with Tatum, LLC and have access to Tatum, LLC's resources for use in his employment with us. In consideration for these resources, we have entered into an agreement with Tatum, LLC, whereby we pay Tatum, LLC a monthly fee equal to 20% of Mr. Hansen's monthly base salary for the first sixteen months of his employment. The agreement provides that we pay Tatum, LLC a monthly fee equal to 12% of his monthly base salary for months seventeen to twenty-nine, and a monthly fee of $1,000 for the remainder of Mr. Hansen's employment. In addition, the agreement provides that we deduct 15% of any cash bonus otherwise payable to Mr. Hansen for the remainder of Mr. Hansen's employment and pay such amount directly to Tatum, LLC. Mr. Hansen indirectly benefits from any payments we make to Tatum, LLC through his ownership of a less than 1% interest in Tatum, LLC. Mr. Hansen's employment agreement with us does not require him to dedicate any specific portion of his time to fulfilling his duties as Chief Financial Officer, nor does the agreement restrict his ability to dedicate time to Tatum, LLC. Mr. Hansen has no ongoing duties with Tatum, LLC.

Certain Indebtedness of Our Directors and Management

        Listed below are descriptions of all indebtedness of our directors and executive officers to us.

        Robert N. Brisco.    On November 20, 2003, Robert N. Brisco, our Chief Executive Officer and President and a director, issued a promissory note to us in the initial principal amount of $1,325,000 as payment for the exercise of options to purchase 2,650,000 shares of our Class A common stock at $0.50 per share. The promissory note earned interest at a rate of 2.1% per year. On or before July 19, 2007, the outstanding principal amount of $1,325,000, together with the outstanding interest amount of $15,170.34 were repaid in accordance with the promissory note's terms, using 141,070 shares of our Class A common stock valued at $9.50 per share.

        B. Lynn Walsh.    On November 20, 2003, B. Lynn Walsh, our Executive Vice President of Corporate Development and General Counsel, issued a promissory note to us in the initial principal amount of $201,250 as payment for the exercise of options to purchase 402,500 shares of our Class A common stock at $0.50 per share. The promissory note earned interest at a rate of 2.1% per year. On June 10, 2005, Ms. Walsh issued a promissory note to us in the initial principal amount of $90,000 as payment for the exercise of options to purchase 50,000 shares of our Class A common stock at $1.80 per share. The promissory note earned interest at a rate of 3.86% per year. On or before July 19, 2007, the outstanding promissory notes in the aggregate principal amount of $291,250, together with outstanding interests in the aggregate of $4,198.22 were repaid in accordance with their terms, using $4,198.22 cash and 30,658 shares of our Class A common stock valued at $9.50 per share.

        Debra S. Domeyer.    On November 24, 2003, Debra S. Domeyer, our Chief Technology Officer, issued a promissory note to us in the initial principal amount of $187,500 as payment for the exercise of options to purchase 375,000 shares of our Class A common stock at $0.50 per share. The promissory note earned interest at a rate of 2.1% per year. On or before July 19, 2007, the outstanding principal amount of $187,500, together with the outstanding interest amount of $2,146.75 were repaid in accordance with the promissory note's terms, using $100,000 cash and 9,436 shares of our Class A common stock valued at $9.50 per share.

        Charles E. Hoover.    On November 20, 2003, Charles E. Hoover, our Senior Vice President of Marketing and Business Development, issued a promissory note to us in the initial principal amount of $176,250 as payment for the exercise of options to purchase 352,500 shares of our Class A common stock at $0.50 per share. The promissory note earned interest at a rate of 2.1% per year. On or before July 19, 2007, the outstanding principal amount of $176,250, together with the outstanding interest amount of $2,017.94 were repaid in accordance with the promissory note's terms, using $89,998.69 in cash and 9,291 shares of our Class A common stock valued at $9.50 per share.

        Christine Bucklin.    On November 20, 2003, Christine Bucklin, our former Chief Operating Officer, issued a promissory note to us in the initial principal amount of $262,500 as payment for the exercise of options to purchase 525,000 shares of our Class A common stock at $0.50 per share. The promissory note earned interest at a rate of 2.1% per year. On or before July 19, 2007, the outstanding principal amount of $262,500, together with the outstanding interest amount of $3,005.45 were repaid in accordance with the promissory note's terms, using 27,948 shares of our Class A common stock valued at $9.50 per share. Ms. Bucklin's employment with the Company terminated in March 2007.

        Kenneth B. Gilman.    On September 13, 2005, Kenneth B. Gilman, a Director, issued a promissory note to us in the initial principal amount of $50,000 as payment for the exercise of options to purchase 50,000 shares of our Class A common stock, of which 25,000 shares are exercisable at $0.50 per share and 25,000 shares are exercisable at $1.50 per share. The promissory note earned interest at a rate of 4.31% per year. On or before July 19, 2007, the outstanding principal amount of $50,000, together with the outstanding interest amount of $1,068.64 were repaid in accordance with the promissory note's terms, using $51,068.64 cash.

        Gerald Greenwald.    On December 18, 2002, Gerald Greenwald, a Director, issued a promissory note to us in the initial principal amount of $12,500 as payment for the exercise of options to purchase 25,000 shares of our Class A common stock at $0.50 per share. The promissory note earned interest at a rate of 2.7% per year, compounded semiannually. On or before July 19, 2007, the outstanding principal amount of $12,500, together with the outstanding interest amount of $1,635.13, were repaid in accordance with the promissory note's terms, using $14,135.13 cash.

        On May 11, 2005, Mr. Greenwald issued three promissory notes to us in the initial principal amounts of $22,500, $15,000 and $37,500, respectively, as payment for the exercise of options to purchase 15,000, 10,000 and 25,000 shares of our of Class A common stock, respectively, each at $1.50 per share. Each promissory note earned interest at a rate of 3.4% per year, compounded semiannually. On or before July 19, 2007, the aggregate outstanding principal amount of $75,000, together with the aggregate outstanding interest of $5,744.84 were repaid in accordance with the promissory notes' terms, using $80,744.84 cash.

Indemnification of Directors and Executive Officers

        Our restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by applicable law. Further, we have entered into indemnification agreements with each of our directors and officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

Policies and Procedures for Related Party Transactions

        Related person transactions, which we define as all transactions involving an executive officer, director or holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons, are reviewed and approved by the Audit and Ethics Committee of our Board of Directors.

        In any transaction involving a related person, our Audit and Ethics Committee considers all of the available material facts and circumstances of the transaction, including the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director's independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available.

        After considering all such facts and circumstances, our Audit and Ethics Committee determines whether approval or ratification of the related person transaction is in our best interests. For example, if our Audit and Ethics Committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our Board of Directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our Audit and Ethics Committee may recommend that our Board of Directors reject the transaction if it could affect our ability to comply with securities laws and regulations or the NASDAQ Marketplace Rules.

        The policies and procedures described above for reviewing and approving related person transactions are not in writing. However, the charter for our Audit and Ethics Committee provides that one of the Committee's responsibilities is to review and approve in advance any proposed related person transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Objective

        The objectives of our executive compensation program are to attract and retain high-caliber executives and motivate them to enhance stockholder value, while supporting our core values and strategic initiatives. A key objective is to create a performance-oriented culture such that a significant portion of each executive officer's compensation is contingent on the achievement of corporate and individual performance goals. We aim to establish a compensation program that aligns the performance of our executive officers with our business plan and strategic objectives by focusing management on achieving strong short-term performance in a manner that supports and ensures our long-term success and profitability.

        We believe it is important to have a leadership team that is capable of successfully operating and growing an increasingly complex business. Consistent with this principle, we strive to establish an executive compensation program that enables us to attract talented executives with experience in managing companies within our industry and our current stage of growth. It is a key objective to ensure that compensation provided to executive officers remains reasonable and responsible yet competitive relative to the compensation paid to similarly situated executives at comparable companies. While it is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results, our executive compensation programs are intended to be consistent with our focus on managing costs.

        Finally, we appreciate the need for stockholders to have the opportunity to understand all of the elements of our executive compensation program. We are committed to providing disclosures on a timely basis, so stockholders can understand the rationale for, and objectives of, our executive compensation decisions.

The Compensation Committee

        Our Compensation Committee ensures that our executive compensation program is consistent with our compensation philosophy and corporate governance guidelines. It reviews compensation and benefits practices and policies, reviews and recommends to our Board the compensation for the Chief Executive Officer, and reviews and approves the compensation for other executive officers, including base salary, cash bonuses, equity-based awards, employment agreements, severance agreements, and any other special or supplemental benefits or arrangements. Our Compensation Committee also establishes and approves performance goals and objectives for the Chief Executive Officer and evaluates that officer's performance against such goals and objectives. Furthermore, our Compensation Committee reviews and approves financial targets for our cash bonus program and approves all payouts under the plan. Regular quarterly sessions of our Compensation Committee are held without executives present.

        Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our 1998 Stock Plan, our 2000 Stock Plan, our 2007 Equity Plan and our short-term compensation, long-term incentives and benefits programs. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are 'outside directors' for purposes of Section 162(m) of the Internal Revenue Code and 'non-employee directors' for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Messrs. Ukropina and Greenwald and Dr. Morgan, who acts as its chairman.

        In accordance with its charter, the Compensation Committee may delegate any of its responsibilities that do not, under applicable law, rules, regulations or stock exchange listing standards, require approval of the Committee as a whole, to a subcommittee comprised of one or more members of the Compensation Committee or to one or more members of management.

The Process of Setting Executive Compensation

Setting Base Salary and Targets for Incentive Compensation

        Our Compensation Committee meets at least three times per year and meets periodically in separate executive sessions to evaluate the performance of our executive officers, determine their quarterly bonuses, and consider any adjustments to the compensation for individual executives. Adjustments may include approving annual base salary or bonus target increases, or grants of equity incentive compensation. Generally, adjustments to an element of an executive's compensation package is made no sooner than the one-year anniversary of their last adjustment. Our Compensation Committee approves, on an as-needed basis, any compensation arrangements for incoming executives. Our Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.

        Although many compensation decisions are made in the first quarter of the calendar year, our compensation planning process neither begins nor ends with any particular Compensation Committee meeting. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed quarterly and as needed.

        Our Compensation Committee engages in an active dialogue with our Chief Executive Officer concerning strategic objectives and performance targets for executive officers and has not utilized a compensation consultant to date. We do not rely on benchmarking to establish compensation levels. Our Compensation Committee and our Chief Executive Officer occasionally receive data prepared by our Vice President of Human Resources, which is collected from disclosures in public filings of comparable Internet, media and e-commerce companies, such as Bankrate, Inc., CNET Networks, Inc., Expedia, Inc., Monster Worldwide, Inc., and ValueClick, Inc., as well as general compensation data sponsored by nationally recognized compensation consulting firms. This data is typically compiled at the request of our Compensation Committee or Chief Executive Officer as part of an evaluation of pay adjustments for specific executives in specific roles.

Management's Role in the Compensation-Setting Process

        Our Chief Executive Officer, Robert Brisco, plays a significant role in the compensation-setting process. Mr. Brisco evaluates the performance of our executive officers, develops business performance guidelines and recommends salary and bonus levels and option awards. All recommendations of Mr. Brisco are subject to the approval of our Compensation Committee.

        Mr. Brisco helps our Compensation Committee set its agenda for meetings and participates in Compensation Committee meetings at our Compensation Committee's request. He provides background information regarding our strategic objectives, evaluates the performance of our executive officers, and makes compensation recommendations for our executive officers (in each case, other than himself).

Components of Our Executive Compensation Program

        Our executive compensation structure not only aims to be competitive in our industry and geographic area, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short- and long-term performance and relative to the value we deliver to our stockholders. We seek to maintain a performance-oriented culture and a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved. Overall, our approach is designed to relate the compensation of our executive officers to the achievement of short- and longer-term goals and objectives, their willingness to challenge and improve existing policies and structures, and their capability to take advantage of unique opportunities and anticipate and overcome challenges within our business.

        Our executive compensation program consists of three components: short-term compensation (including base salary and quarterly cash bonuses), long-term incentives, and benefits.

Compensation of Executive Officers in 2007

        In the 2007 fiscal year, each executive officer of the Company received cash compensation in the form of annual base salary and bonus compensation, as further described below. Please see the tables under "Executive Compensation" on pages 25-26 below for a detailed presentation of the compensation earned by the named executive officers in the 2007 fiscal year.

Short-Term Compensation

        Annual Base Salaries.    Base salary is used to compensate executives for services rendered and recognizes the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions.

        The base salaries of our Chief Executive Officer and other executives are reviewed by our Compensation Committee on an annual basis, and adjustments are made to reflect performance-based factors, as well as competitive conditions. In keeping with the Company's compensation philosophy to attract and retain talented and experienced individuals, executive officer base salaries are targeted to be competitive relative to the compensation paid to similarly situated executives at comparable companies.

        Bonus Awards.    We pay cash bonuses to our executive officers using a comprehensive approach that considers both Company and individual performance. Cash bonuses are paid quarterly to reflect the dynamic nature of our businesses and the markets in which we compete.

        Each executive has a quarterly cash bonus target, for which they may receive an award from zero to 150% of target. The current quarterly cash bonus target for Mr. Brisco, our Chief Executive Officer, is 97% of quarterly base salary, for Mr. Hansen, our Chief Financial Officer, is 12.5% of quarterly base salary, for Ms. Walsh, our Executive Vice President of Corporate Development and General Counsel, is 27.8% of quarterly base salary, for Mr. Hoover, our Senior Vice President of Marketing and Business Development and Chief Marketing Officer, is 25% of quarterly base salary, and for Lisa Morita, our Chief Operating Officer, is 18.2% of quarterly base salary.

        In determining bonus awards for each executive, our Compensation Committee, with input from our Chief Executive Officer (other than with respect to his own bonus reward), considers both Company performance (such as adjusted EBITDA and revenue growth) and the executive's individual performance in the prior quarter. Our Compensation Committee does not adhere to a predetermined weighting of these two factors.

        Our Compensation Committee reviews financial metrics each quarter and assesses our performance relative to that of the prior year and prior quarter, general market conditions and, on occasion, the trends of other companies or divisions of other companies. The purpose of this review is to establish a broad view of our performance. In its assessments, our Compensation Committee also utilizes the benefit of hindsight as it may deem appropriate. In using hindsight, our Compensation Committee may consider factors such as the unexpected impact of acquisitions and the impact of either windfalls or shortfalls that were mostly beyond the control of the executive team.

        The other major component in evaluating quarterly cash bonuses is the individual executive's performance. Our Compensation Committee, with input from our Chief Executive Officer (other than with respect to his own bonus reward) reviews each executive's effectiveness in driving forward business improvement initiatives and the leadership that the executive has shown in his or her area of influence.

        After the fourth quarter of each year, our Compensation Committee examines each executive's contribution to our business objectives and performance for the entire prior year. With the rapidly evolving nature of our businesses and the competitive market for executive talent in our sector, the purpose of these annual examinations is to identify opportunities for improvement and to evaluate the risks of losing executive knowledge and skills that are integral to our business success. In addition to organizational development decisions, our Compensation Committee may use these examinations to make pay adjustments or award a supplemental year-end bonus, so long as the supplemental bonus payment to the executive does not exceed 150% of the executive's target bonus for a single quarter. After reviewing the company's overall performance in 2007 and the quarterly bonuses already paid, the Compensation Committee determined that supplemental year-end bonuses were not warranted, and so for fiscal year 2007, no supplemental year-end bonuses were awarded.

Long-Term Compensation

        Options and Restricted Stock.    As is typical in our industry, particularly among relatively young companies, long-term compensation is a significant portion of total compensation and is designed to encourage the development of a high growth, sustainable, and profitable business. Our long-term compensation program has historically consisted of stock options; commencing in October 2007, we have also granted awards of restricted stock to executive officers as part of our long-term compensation arrangements.

        Option and restricted stock grants made to executive officers are designed to provide them with incentive to execute their responsibilities in such a way as to generate long-term benefits to our stockholders. Through possession of stock options and restricted stock, our executives participate in the long-term results of their efforts. Additionally, stock options and restricted stock provide a means of ensuring the retention of key executives, in that they are subject to vesting over a period of years.

        Stock options and restricted stock are granted periodically, and are generally subject to vesting based on the executive's continued employment. We expect most of our future awards to vest over three or four years, beginning on the date of the grant with a grant price or exercise price equal to the fair market value of our Class A common stock on the date of the grant. A portion of options or restricted stock granted to our executives may vest according to the achievement of defined milestones rather than solely based on time.

        While the exercise price of stock options generally equals the fair market value of our Class A common stock on the date of grant, as was the case with all options granted in 2007, our Board of Directors has in the past, approved the recommendation of our Compensation Committee to set the exercise price of stock options granted to our Chief Executive Officer at 110% or 120% of fair market value to reflect his long-term view of our Company.

        Periodic equity awards to executive officers are made based on an assessment of their sustained performance over time, their ability to impact results that drive value to our stockholders and their level within the organization. Equity awards are not granted automatically to our executives on an annual basis. Our Chief Executive Officer periodically reviews the performance of our executives and recommends to our Compensation Committee any equity awards deemed appropriate. Our Compensation Committee reviews the performance of the Chief Executive Officer and recommends all equity awards to our Board of Directors for approval.

        On February 29, 2008, we granted 21,667 and 40,000 restricted shares of our Class A common stock to Mr. Hansen and Ms. Morita, respectively, based upon the recommendations of our Compensation Committee and taking into account the considerations described above. On March 11, 2008, we granted 35,000 restricted shares of our Class A common stock to Mr. Brisco, based on the recommendations of our Compensation Committee and taking into account the considerations described above.

        Changes of control.    Our executives have historically been awarded stock option grants on a form stock option agreement that provides that 50% of all shares subject to each stock option grant will immediately vest in the event that the executive's service with the Company or a successor entity is actually or constructively terminated without cause within 12 months following or six months prior to the occurrence of a change of control transaction. On July 18, 2007, our Board of Directors amended the terms of stock options granted to some executives prior to July 18, 2007, as further described in "—Employment Agreements and Potential Payments Upon Termination or Change of Control—Stock Option Agreements" below. Future grants of stock options, restricted stock, or other awards under the 2007 Equity Plan may involve different provisions for vesting following a change of control. The terms of restricted stock awards granted to executives on October 23, 2007, as described in "Long-Term Compensation," provide that 50% of any unvested shares of restricted stock will immediately vest upon a change of control transaction, and the remaining 50% will vest in the event that the executive's service with us or a successor entity is actually or constructively terminated without cause within 12 months following or six months prior to the change of control.

        Benefits.    We provide the following benefits to our executive officers: health, dental and vision insurance; life insurance, short- and long-term disability insurance, 401(k) plan with no Company matching, pre-tax health care and dependent care flexible spending accounts, and 15 days of paid time off per year. All benefits are generally provided on the same basis as we provide to other employees. In addition, we provide some of our executive employees with supplemental long-term disability coverage. These benefits are generally comparable to those offered by companies with which we compete for employees.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviewed the foregoing Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted by the Compensation Committee.

Howard Morgan (Chair) James Ukropina Gerald Greenwald

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2007 and 2006

        The following table presents summary information regarding the compensation earned during the fiscal years ended December 31, 2007 and December 31, 2006 by our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who received compensation during 2007 of at least $100,000 and who were executive officers on December 31, 2007. We refer to these five executive officers as our "named executive officers" elsewhere in this report. Mr. Brisco does not receive compensation for his services as a director.

Name and Principal Position	Year	Salary		Bonus		Option Awards(1)	Restricted Stock Awards(1)	Total

Robert N. Brisco Chief Executive Officer, President and Director	2007 2006	$360,000 360,000		$339,500 343,250	(2)	— —	$58,099 —	$757,599 703,250

Alexander Emil Hansen Chief Financial Officer	2007 2006	200,000 26,923	(3) (5)	11,422 —	(4)	$45,311 —	— —	256,733 26,923

Charles E. Hoover Senior Vice President of Marketing and Business Development and Chief Marketing Officer	2007 2006	220,000 180,000		52,663 52,513	(2)	21,780 —	8,134 —	302,577 232,513

Lisa Morita Chief Operating Officer	2007 2006	231,827 —	(6)	42,885 —		314,046 —	— —	588,758 —

B. Lynn Walsh Executive Vice President of Corporate Development, General Counsel and Corporate Secretary	2007 2006	269,808 257,981		80,625 70,188	(2)	42,107 25,322	8,134 —	400,674 353,491

(1)
Amounts represent stock-based compensation expense for fiscal year 2007 for restricted stock and stock options granted in 2007 as calculated in accordance with SFAS 123(R) and as further described in Note 10 "Accounting for Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(2)
The portion of the disclosed bonus for each person that relates to such person's supplemental year-end bonus in 2006 is: $50,000 as to Mr. Brisco; $10,000 as to Ms. Walsh; and $7,000 as to Mr. Hoover.

(3)
Amount does not include $40,000 paid in 2007 to Tatum, LLC, an executive services and consulting firm, in connection with the employment of Mr. Hansen. Mr. Hansen is a partner of Tatum, LLC.

(4)
Amount does not include $2,015 approved as bonus which was paid in 2007 to Tatum, LLC, an executive services and consulting firm, in connection with the employment of Mr. Hansen. Mr. Hansen is a partner of Tatum, LLC.

(5)
Amount does not include $5,770 paid to Tatum, LLC, an executive services and consulting firm, in connection with the employment of Mr. Hansen. Mr. Hansen became our Chief Financial Officer in November 2006. Mr. Hansen is a partner of Tatum, LLC.

(6)
Ms. Morita became our Chief Operating Officer in February 2007.

Grants of Plan-Based Awards for Fiscal Year 2007

        The following table presents summary information regarding grants of plan-based awards to named executive officers during the year ended December 31, 2007.

Name	Grant Date	All Other Stock Awards: Number of shares of stock or units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price per Share of Option Awards(10)	Grant Date Fair Value of Stock and Option Awards(11)

Robert N. Brisco Chief Executive Officer, President and Director	10/23/07	250,000(3)	—	—	$2,425,000

Alexander Emil Hansen Chief Financial Officer	2/22/07 7/18/07	— —	25,000(4) 50,000(5)	$4.70 9.50	53,540 218,366

Charles E. Hoover Senior Vice President of Marketing and Business Development and Chief Marketing Officer	2/22/07 10/23/07	— 35,000(3)	37,500(6) —	4.70 —	80,311 339,500

Lisa Morita Chief Operating Officer	2/22/07 2/22/07 2/22/07	— — —	150,000(6) 40,000(7) 1,613(6)	4.70 4.70 4.70	1,078,654(12) 287,641(12) 3,454

B. Lynn Walsh Executive Vice President of Corporate Development, General Counsel and Corporate Secretary	2/22/07 2/22/07 10/23/07	— — 35,000(3)	25,000(8) 47,500(9) —	4.70 4.70 —	53,540 101,727 339,500

(1)
The restricted stock awards included in the table were issued under our 2007 Equity Plan.

(2)
The options included in the table were granted under our 1998 Stock Plan.

(3)
Vesting commenced on October 23, 2007, and vests 25% on each anniversary of the vesting start date thereafter.

(4)
Vesting commenced on February 22, 2007, and vested 45% upon the initial filing of our Registration Statement on Form S-1 on July 20, 2007, 30% upon the effectiveness of our Registration Statement on November 16, 2007 and 25% upon the one year anniversary of the vesting start date.

(5)
Vesting commenced on July 18, 2007, and vests 25% on each anniversary of the vesting start date thereafter.

(6)
Vesting commenced on February 22, 2007, and vests 20% on the date of the grants, 20% on the one year anniversary of the vesting start date, and on a pro rata basis each quarter during the 36 months thereafter.

(7)
Vesting commenced on February 22, 2007, and vests 50% on the second anniversay of the vesting start date and 25% on each anniversary thereafter.

(8)
Vesting commenced on February 22, 2007 and vested 45% upon the initial filing of our Registration Statement on Form S-1 on July 20, 2007, 30% upon the effectiveness of our Registration Statement on November 16, 2007 and 25% upon the one year anniversary of the vesting start date.

(9)
Vesting commenced on February 22, 2007, and vests 20% on the date of the grants, 20% on the one year anniversary of the vesting start date, and on a pro rata basis each quarter during the 36 months thereafter.

(10)
For a discussion of methodology for determining exercise price, see Note 10 "Accounting for Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(11)
Amounts represent grant-date fair value of stock options granted in 2007 as calculated in accordance with SFAS 123(R) and as further described in Note 10 "Accounting for Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(12)
Reflects an option redemption right whereby Ms. Morita can require the Company to redeem such options for a cash purchase price of $6.30 for each vested option.

Outstanding Equity Awards at December 31, 2007

        The following table presents summary information regarding the outstanding equity awards held by our named executive officers as of December 31, 2007.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option
Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested	Market Value of Shares or Units of Stock that Have not Vested(11)

Robert N. Brisco Chief Executive Officer, President and Director	50,000(1) 299,999(2) 179,998(3)	— 200,001(2) 220,001(3)	$1.32 3.30(9) 3.60(10)	11/09/14 11/08/15 11/08/15	250,000	$1,757,500

Alexander Emil Hansen Chief Financial Officer	18,750(4)	6,250(4) 50,000(5)	4.70 9.50	2/22/17 7/18/17	—	—

Charles E. Hoover Senior Vice President of Marketing and Business Development and Chief Marketing Officer	48,000(6) 30,000(2) 7,500(7)	12,000(6) 20,000(2) 30,000(7)	1.20 3.00 4.70	11/09/14 11/08/15 2/22/17	35,000	246,050

Lisa Morita Chief Operating Officer	322(6)	131,291(6)	4.70	2/22/17	—	—

B. Lynn Walsh Executive Vice President of Corporate Development, General Counsel and Corporate Secretary	18,750(8) 28,250	18,750(8) 44,250	4.00 4.70	5/16/16 2/22/17	35,000	246,050

(1)
Vesting commenced November 9, 2004 and vests 20% on the vesting start date, 20% on the one-year anniversary of the vesting start date and 5% per quarter thereafter. Mr. Brisco has the right to early exercise the unvested portion of these options.

(2)
Vesting commenced November 8, 2005 and vests 20% on the vesting start date, 20% on the one-year anniversary of the vesting start date and 5% per quarter thereafter.

(3)
Vesting commenced September 30, 2006 and vests 20% on the vesting start date, 20% on the one-year anniversary of the vesting start date and 5% per quarter thereafter.

(4)
Vesting commenced on February 22, 2007, and vested 45% upon the filing of our Registration Statement on Form S-1, 30% upon the effectiveness of our Registration Statement on November 16, 2007 and 25% upon the one-year anniversary of the vesting start date.

(5)
Vesting commenced on July 18, 2007, and vests 25% on each anniversary of the vesting start date thereafter.

(6)
Vesting commenced November 9, 2004 and vests 20% on the vesting start date, 20% on the one-year anniversary of the vesting start date and 5% per quarter thereafter.

(7)
Vesting commenced on February 22, 2007, and vests 20% on the date of the grants, 20% on the one-year anniversary of the vesting start date, and on a pro rata basis each quarter during the 36 months thereafter.

(8)
Vesting commenced May 16, 2006 and vests 20% on the vesting start date, 20% on the one-year anniversary of the vesting start date and 5% per quarter thereafter.

(9)
The exercise price of these options was set at 110% of the fair market value on the grant date.

(10)
The exercise price of these options was set at 120% of the fair market value on the grant date.

(11)
Based upon the closing sale price for the Class A common stock on the NASDAQ Global Market on December 31, 2007 of $7.03 per share.

Option Exercises for Fiscal Year 2007

        The following table summarizes information with respect to stock option awards exercised during fiscal 2007 for each of the named executive officers. No stock awards vested during fiscal 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

Lisa Morita, Chief Operating Officer	60,000	$0.00

(1)
Value determined by subtracting the exercise price per share from the fair market value per share of our Class A common stock on the date of exercise, as determined by the Board of Directors with the assistance of an independent valuation expert.

Employment Agreements and Potential Payments upon Termination or Change of Control

        Robert Brisco.    We are party to an employment agreement dated as of November 8, 1999, as amended, with Robert Brisco, our Chief Executive Officer. Mr. Brisco's current annual base salary is $360,000. He is also eligible to receive an aggregate annual performance bonus based on the achievement of performance goals established by our Board of Directors. In 2007, Mr. Brisco was paid a total performance bonus of $339,500.

        If Mr. Brisco is terminated without cause or is constructively terminated, he will be entitled to receive (i) nine months' base salary plus 75% of his maximum annual bonus for the year of termination, (ii) up to nine months continued participation in our employee benefit plans of general application, (iii) an extension of the exercise period to twelve months for his vested options, and (iv) accelerated vesting of not less than 35% of his unvested options.

        If Mr. Brisco is terminated without cause or is constructively terminated during the six-month period preceding a change of control or the twelve-month period following a change of control, he will be entitled to receive (i) eighteen months' base salary plus 150% of his maximum annual bonus for the year of termination, (ii) up to eighteen months' continued participation in our employee benefit plans of general application and (iii) an extension of the exercise period to twelve months for his vested options. For a discussion of the treatment of Mr. Brisco's unvested options upon a change of control, see "—Stock Option Agreements" below.

        Termination for cause of Mr. Brisco includes (i) the commission of an act of fraud or embezzlement upon us; (ii) being convicted of or pleading guilty or nolo contendere to a felony involving fraud, dishonesty or moral turpitude; or (iii) willful and continued failure to perform his material duties which is not remedied in a reasonable amount of time after written demand for substantial performance.

        Constructive termination includes (i) a diminution in Mr. Brisco's responsibilities, title, duties and reporting lines compared to those existing immediately prior to the change of control; (ii) a reduction in Mr. Brisco's base salary or annual performance bonus formula; (iii) relocation of Mr. Brisco to an office more than 50 miles from Mr. Brisco's then present location; or (iv) breach by us of Mr. Brisco's employment agreement.

        His employment agreement also provides that in the event the severance and other benefits described in his employment agreement constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and are subject to excise taxes imposed by Internal Revenue Code Section 4999, Mr. Brisco is entitled to reimbursement and additional gross-up payments from us to compensate him for any such taxes. In the event that Mr. Brisco receives severance payments in accordance with his employment agreement, his employment agreement provides that he will not directly or indirectly compete with us for a period of nine months following his termination. As referenced below, Mr. Brisco participated in our Executive Retention Plan, which automatically terminated on November 16, 2007, the effective date of our Registration Statement on Form S-1 relating to the initial public offering of our Class A common stock.

        Alexander Emil Hansen.    Alexander Emil Hansen, our Chief Financial Officer, joined us in November 2006. On July 16, 2007, we entered into an employment agreement with Mr. Hansen. Under the terms of the employment agreement, Mr. Hansen receives an annual base salary of $200,000 and quarterly cash performance bonuses if we meet performance goals established by our Board of Directors. In accordance with his employment agreement, on July 18, 2007, Mr. Hansen was granted an option to purchase 50,000 shares of our Class A common stock at $9.50 per share. Twenty-five percent of Mr. Hansen's options will vest upon the first anniversary of his employment agreement, and twenty-five percent will vest upon each anniversary thereafter for three years. We may terminate Mr. Hansen's employment agreement for any reason with 30 days' prior written notice, or immediately if Mr. Hansen has engaged in any illegal or unethical conduct. Likewise, Mr. Hansen may terminate his employment for any reason with 30 days' prior written notice, or immediately if we engage in, or ask Mr. Hansen to engage in, illegal or unethical conduct, or if we fail to remain current with our obligations under his employment agreement or the Engagement Resources Agreement between us and Tatum, LLC. Mr. Hansen is a partner of Tatum, LLC.

        During his employment with us, we expect that Mr. Hansen will continue to be a partner with Tatum, LLC and have access to Tatum, LLC's resources for use in his employment with us. Tatum, LLC is an executive services and consulting firm that helps businesses find financial and technology personnel, including chief financial officers, chief information officers, controllers and financial analysts.

        Mr. Hansen's employment agreement does not require him to dedicate any specific portion of his time to fulfilling his duties as Chief Financial Officer, nor does the agreement restrict his ability to dedicate time to Tatum, LLC. Mr. Hansen has no ongoing duties with Tatum, LLC.

        Tatum, LLC provides us with access to its partners, who in turn provide us with financial knowledge and ongoing training opportunities. In consideration for these resources, we have entered into an agreement with Tatum, LLC, whereby we pay Tatum, LLC a monthly fee equal to 20% of Mr. Hansen's monthly base salary for the first sixteen months of his employment. The agreement provides that we pay Tatum, LLC a monthly fee equal to 12% of his monthly base salary for months seventeen to twenty-nine, and a monthly fee of $1,000 for the remainder of Mr. Hansen's employment. In addition, the agreement provides that we deduct 15% of any cash bonus otherwise payable to

Mr. Hansen for the remainder of Mr. Hansen's employment and pay such amount directly to Tatum, LLC. Mr. Hansen indirectly benefits from any payments we make to Tatum, LLC through his ownership of a less than 1% interest in Tatum, LLC.

        If Mr. Hansen is terminated without cause within the first 180 days after the date of his employment agreement, he is entitled to receive a severance payment equal to one month's base salary. If he is terminated after the first 180 days after the date of his employment agreement, he is entitled to receive a severance payment equal to two months' base salary. For each additional six-month period of employment thereafter, Mr. Hansen will be entitled to receive another month of base salary as severance upon termination without cause, provided that his severance is limited to a maximum of nine months' base salary in aggregate. In addition, in the event that Mr. Hansen is terminated without cause, he will be entitled to receive all cash bonuses awarded to him by the Board of Directors prior to the termination date and his stock options will vest in accordance with his stock option agreement. If Mr. Hansen is terminated without cause after three years of employment, we will pay Tatum, LLC $1,000 for each month of severance that Mr. Hansen is entitled to receive.

        Lisa Morita.    Lisa Morita, our Chief Operating Officer, joined us in February 2007, pursuant to the terms of an offer letter dated December 27, 2006 (the Morita Letter). Pursuant to the Morita Letter, Ms. Morita receives an annual base salary of $275,000, and an annual cash performance bonus if we meet performance goals established by our Board of Directors. Ms. Morita received an option grant to purchase 150,000 shares of our Class A common stock, which vest 20% upon Ms. Morita's date of hire, 20% on the first anniversary of her employment and the remaining 60% will vest quarterly thereafter. Ms. Morita also received an option to purchase 40,000 shares of our Class A common stock, which vest 50% on the second anniversary of Ms. Morita's date of hire and 25% on each of her third and fourth anniversaries of her date of hire. In addition, Ms. Morita received $15,000 and an option grant to purchase 1,613 shares of our Class A common stock, which will vest over a four-year period and have an exercise price of $4.70 per share, as compensation for the fact that Ms. Morita did not receive from Yahoo! (her former employer) the full amount of her cash bonus for 2006 that she would have received in the absence of her departure. Ms. Morita's option grants also permit Ms. Morita to exercise early the full option grants for a cash payment of the exercise price. Under certain circumstances commencing after the second anniversary of her employment, Ms. Morita has an option redemption right whereby she can require us to redeem such options granted to her on her date of hire for a cash purchase price of $6.30 per vested option for which she has exercised her redemption right. As referenced below, Ms. Morita also participated in our Executive Retention Plan, which automatically terminated on November 16, 2007, the effective date of our Registration Statement on Form S-1 relating to the initial public offering of our Class A common stock. For a discussion of the treatment of Ms. Morita's unvested options upon a change of control, see "—Stock Option Agreements" below.

        Executive Retention Plan.    Mr. Brisco and Ms. Morita along with Debra Domeyer (our Chief Technology Officer), B. Lynn Walsh (our Executive Vice President of Corporate Development, General Counsel and Corporate Secretary) and Charles Hoover (our Senior Vice President of Marketing and Business Development) were also participants in our Executive Retention Plan, which was adopted by the Board of Directors in January 2002, amended and restated in May 2007, and terminated on November 16, 2007, the effective date of our Registration Statement on Form S-1 relating to the initial public offering of our Class A common stock. Under the Executive Retention Plan, in the event of a change of control (as defined in the Executive Retention Plan) or the declaration and payment of a cash dividend on our preferred stock, we or our successor would have been required to make lump sum cash payments to the participating employees calculated as a scaled percentage of the fair market value of the total consideration delivered by the acquirer or the total amount of dividend paid to holders of our preferred stock.

        Stock Option Agreements.    Under stock option agreements provided to Mr. Brisco, Ms. Domeyer, Mr. Hansen, Mr. Hoover, Ms. Morita and Ms. Walsh, we will generally accelerate the vesting of 50% of all unvested options if such executive's employment is terminated without cause within twelve months following, or six months preceding, a change of control. On July 18, 2007, our Board of Directors amended the terms of the stock options granted to these executives prior to July 18, 2007 to provide for acceleration of 100% of all unvested options upon a change of control, regardless of whether the executive's employment was terminated without cause. This amendment is not effective for stock options granted on or after July 18, 2007.

        Restricted Stock Agreements.    Under restricted stock agreements provided to Mr. Brisco, Ms. Walsh, Mr. Hoover and Ms. Domeyer, we will generally accelerate the vesting of 50% of all unvested shares of restricted stock upon a change of control, and the vesting of the remaining unvested restricted stock if such executive's employment is terminated without cause within twelve months following, or six months preceding, a change of control.

        Severance Agreements.    We are party to severance payment agreements with Mr. Hoover, Ms. Domeyer, Ms. Morita and Ms. Walsh. If any of these executives is terminated without cause, he or she will be entitled to receive a lump sum payment equal to nine months' base salary plus 75% of his or her maximum annual cash bonus target, and the continuation of employee health, dental and life insurance benefits for up to nine months on the same premium copayment terms as he or she had while employed at the Company. The severance payment agreements define termination for cause to include (i) termination for any act of personal dishonesty taken by the employee in connection with the employee's responsibilities to us after repeated written warnings; (ii) a felony conviction; (iii) termination due to a willful act that constitutes misconduct and is injurious to us after repeated written warnings; or (iv) gross negligence, recklessness, or willful misconduct or malfeasance in the performance by the employee of his or her duties after repeated written warnings.

Termination Payments

        The following table presents summary information regarding payments our named executive officers would have received if their employment had been terminated by us without cause or, in the case of Mr. Brisco only, if he had been constructively terminated, on December 31, 2007, and there was no change of control.

Name	Benefit	Amount Payable Upon Termination(3)
Robert N. Brisco Chief Executive Officer, President and Director	Cash Severance Medical, Dental and Vision Option(1) and Stock(2) Acceleration Value	$532,500 4,155 1,340,185
Alexander Emil Hansen Chief Financial Officer	Cash Severance	16,667
Charles E. Hoover Senior Vice president of Marketing and Business Development and Chief Marketing Officer	Cash Severance Medical, Dental and Vision	206,250 6,741
Lisa Morita Chief Operating Officer	Cash Severance	243,750
B. Lynn Walsh Executive Vice President of Corporate Development, General Counsel and Corporate Secretary	Cash Severance Medical, Dental and Vision	258,750 5,487

(1)
Option acceleration value reflects the cash-out value of the non-vested options equal to their spread (fair market value of the underlying stock less the exercise price) at the assumed payment date, which is December 31, 2007. Fair market value is based upon the closing sale price for the Class A common stock on the NASDAQ Global Market on December 31, 2007 of $7.03 per share.

(2)
Stock acceleration value reflects the cash value of the restricted stock equal to its fair market value at the assumed payment date, which is December 31, 2007. Fair market value is based upon the closing sale price for the Class A common stock on the NASDAQ Global Market on December 31, 2007 of $7.03 per share.

(3)
For Mr. Brisco, reflects amount that would have been payable upon termination by us without cause or if Mr. Brisco had been constructively terminated. For all other named executive officers, reflects amount that would have been payable upon termination by us without cause only.

  Change of Control Termination

        The following table presents summary information regarding payments our named executive officers would have received if, following a change of control, their employment had been terminated by us without cause or, in the case of Mr. Brisco only, if he had been constructively terminated, on December 31, 2007. On July 18, 2007, our Board of Directors amended the terms of stock options granted to these executives prior to July 18, 2007, as further described in "—Employment Agreements and Potential Payments upon Termination or Change of Control—Stock Option Agreements" above.

Name	Benefit	Amount Payable Upon Termination(3)
Robert N. Brisco Chief Executive Officer, President and Director	Cash Severance Medical, Dental and Vision Option(1) and Stock(2) Acceleration Value	$1,065,000 8,310 2,950,350	(4)
Alexander Emil Hansen Chief Financial Officer	Cash Severance Option Acceleration Value(1)	16,667 14,562
Charles E. Hoover Senior Vice President of Marketing and Business Development and Chief Marketing Officer	Cash Severance Medical, Dental and Vision Option(1) and Stock(2) Acceleration Value	206,250 6,741 343,485
Lisa Morita Chief Operating Officer	Cash Severance Option Acceleration Value(1)	243,750 305,908
B. Lynn Walsh Executive Vice President of Corporate Development and General Counsel	Cash Severance Medical, Dental and Vision Option(1) and Stock(2) Acceleration Value	258,750 5,487 389,082

(1)
Option acceleration value reflects the cash-out value of the non-vested options equal to their spread (fair market value of the underlying stock less the exercise price) at the assumed payment date, which is December 31, 2007. Fair market value is based upon the closing sale price for the Class A common stock on the NASDAQ Global Market on December 31, 2007 of $7.03 per share.

(2)
Stock acceleration value reflects the cash value of the restricted stock at its fair market value at the assumed payment date, which is December 31, 2007. Fair market value is based upon the closing sale price for the Class A common stock on the NASDAQ Global Market on December 31, 2007 of $7.03 per share.

(3)
For Mr. Brisco, reflects amount that would have been payable upon termination by us without cause or if Mr. Brisco had been constructively terminated. For all other named executive officers, reflects amount that would have been payable upon termination by us without cause only.

(4)
Excludes contractual rights to gross-up payments to cover excise taxes that may be imposed by Internal Revenue Code Section 4999.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2007 about our Class A common stock that may be issued upon the exercise of options under our 1998 Stock Plan, our 2000 Stock Plan, and our 2007 Equity Plan, or outside of these plans.

Plan Name and Type	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(1)
1998 Stock Plan	2,669,762	$3.54	0
2000 Stock Plan	191,542	$0.88	0
2007 Equity Plan	16,750	$4.70	1,511,987

Equity Compensation plans not approved by stockholders(2)	75,000	$1.50	0
Total	2,953,054	$3.32	1,511,987

(1)
No further awards will be made under the 1998 Stock Plan or 2000 Stock Plan.

(2)
Comprised of 25,000, 25,000 and 25,000 options to purchase shares of Class A common stock which were granted to Dr. Morgan, Ms. Goodstein and Mr. Gross, respectively, as compensation for their services as directors and which have been assigned to Idealab.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Ukropina and Greenwald were members of the Compensation Committee, and Dr. Morgan served as chair of the Committee throughout our 2007 fiscal year. No member of the Compensation Committee during our 2007 fiscal year was part of a "compensation committee interlock" as described under SEC rules. In addition, none of our executive officers served as a director or compensation committee member of another entity that would constitute a "compensation committee interlock."

        The following "Report of the Audit and Ethics Committee" and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT AND ETHICS COMMITTEE

        In accordance with a written charter adopted by the Board of Directors, the Audit and Ethics Committee assists the Board of Directors in fulfilling the Board's responsibility for oversight of the Company's financial reporting process and practices, and its internal control over financial reporting. The responsibilities of the Audit and Ethics Committee include appointing and providing for the compensation of the Company's registered public accounting firm. Each member of the Audit and Ethics Committee, other than Dr. Morgan, meets the independence requirements for audit committee membership under the rules of NASDAQ and the SEC.

        Management has primary responsibility for the Company's system of internal controls and the financial reporting process. The Company's independent registered public accounting firm, BDO Seidman, LLP ("BDO"), is responsible for performing an independent audit of the Company's financial statements, and for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles used in the United States.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit and Ethics Committee:

  •
  reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2007 with the Company's management and BDO;

  •
  discussed with BDO the matters required to be discussed by Statement of Auditing Standards No. 60 and No. 114, Communication with Audit and Ethics Committees, as amended;

  •
  reviewed the written disclosures and the letter from BDO required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit and Ethics Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by BDO are compatible with maintaining their independence from the Company and Company management;

  •
  based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC; and

  •
  instructed BDO that the Audit and Ethics Committee expects to be advised if there are any subjects that require special attention.

AUDIT AND ETHICS COMMITTEE Martin R. Melone (Chair) Gerald Greenwald Howard Lee Morgan James R. Ukropina

INDEPENDENT AUDITOR FEES AND SERVICES

        The Audit and Ethics Committee has approved the appointment of BDO Seidman LLP ("BDO") as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

        BDO has served as our independent registered public accounting firm since 2006.

        The approximate fees billed to us by BDO for services rendered with respect to fiscal years 2006 and 2007 were as follows:

	2006	2007
Audit Fees(1)	$778,000	$560,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

Total	$778,000	$560,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of the Company's quarterly financial statements. Audit fees in 2006 include services rendered in connection with our initial public offering.

(2)
Audit-related fees represent fees billed for services reasonably related to the performance of the audit or review of financial statements that are not reported under (1).

(3)
Tax fees represent fees for services rendered in connection with tax compliance, tax advice and tax planning.

(4)
Other fees represent fees billed for products and services not otherwise reported in this table.

        The Audit and Ethics Committee's policy on approval of services performed by the independent registered public accounting firm is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit and Ethics Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. The Audit and Ethics Committee pre-approved 100% of the services described above.

        Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from you.

Change in Independent Registered Public Accounting Firm

        On April 21, 2006, we dismissed our prior independent registered public accounting firm. During the course of the audit of our 2004 consolidated financial statements, we raised with that accounting firm whether a change in our revenue recognition practices related to our new car brokerage sales was acceptable, from recognition on a gross basis (the method followed in the previously issued financial statements for fiscal years 2002 and 2003) to recognition on a net basis. During these discussions, that firm advised us that based upon their analysis of additional information provided by us, further investigation was needed to arrive at a determination of whether such a change was acceptable and the impact of the additional information on the continuing fairness and reliability of our fiscal 2002 and 2003 financial statements. That firm was dismissed and as such did not complete its evaluation of this revenue recognition matter. Subsequent to the dismissal of that firm, we changed our revenue recognition practices related to our new car brokerage sales to a net basis.

        The decision to dismiss our prior independent registered public accounting firm was approved by our Audit and Ethics Committee and our Board of Directors. During the years ended December 31, 2004 and 2005, and through April 21, 2006, there were no disagreements with that firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of that firm, would have caused it to make reference thereto in its reports on the consolidated financial statements. The prior firm did not prepare or issue any report on our consolidated financial statements for any period subsequent to December 31, 2003. From January 1, 2004 through April 21, 2006, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, except as described in the paragraph above.

        On May 30, 2006, we appointed BDO Seidman LLP, or BDO, as our independent registered public accounting firm to audit our consolidated financial statements as of and for the years ended December 31, 2004, 2005 and 2006. This decision was approved by our Audit and Ethics Committee and our Board of Directors. From January 1, 2004 through May 30, 2006, the date we appointed BDO, neither we nor anyone on our behalf consulted with BDO regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and we were not provided with either a written report or oral advice that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K. In addition, we authorized our prior independent registered public accounting firm to respond fully to any inquiries of BDO concerning our change in revenue recognition practices described above.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

        Stockholder Proposals:    For inclusion in the Proxy Statement and form of proxy for our 2009 Annual Meeting of Stockholders, we must receive no later than December 26, 2008 any proposal of a stockholder intended to be presented at that meeting. Stockholders should submit their proposals in writing to our Corporate Secretary in care of Internet Brands, Inc., 909 N. Sepulveda Boulevard, 11th Floor, El Segundo, California 90245.

        Our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement and form of proxy. The required notice, containing the information specified in our bylaws, must be submitted in writing to our Corporate Secretary at the address set forth above. To be timely for our 2009 Annual Meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

  •
  not earlier than the close of business on January 30, 2009, and

  •
  not later than the close of business on March 2, 2009.

        In the event that we hold our 2009 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2008 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the 120th day prior to the date of the 2009 Annual Meeting and not later than the close of business on the later of the following two dates:

  •
  the 90th day prior to the date of the 2009 Annual Meeting, and

  •
  the 10th day following the earlier of the day on which notice of the date of the 2009 Annual Meeting is mailed and the day on which the Company first publicly announces the 2009 Annual Meeting.

        Nomination of Director Candidates:    Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide a timely notice in writing to our Corporate Secretary in accordance with our bylaws, which require that the notice be received by our Corporate Secretary within the time period described above under "Stockholder Proposals" for stockholder proposals that are not intended to be included in our Proxy Statement. Such notice must include the information required by our bylaws.

        Copy of Bylaw Provisions:    You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Other Matters

        The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the person named on the proxy card will vote of those matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
B. Lynn Walsh Corporate Secretary

El Segundo, California
April 25, 2008

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

Internet Brands, Inc.
The Board of Directors recommends a vote FOR Item 1.

1.	Election of Directors
	Nominees:				FOR	WITHHELD FOR ALL
	01 02 03 04	Robert N. Brisco Howard Lee Morgan Kenneth B. Gilman Marcia Goodstein	05 06 07 08	William Gross Martin R. Melone Roger S. Penske James R. Ukropina	☐	☐
WILL ATTEND
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)							If you plan to attend the Meeting, please mark the WILL ATTEND box	☐

Signature	Signature	Date	,2008

NOTE: Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, each should sign.

FOLDAND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/inet		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You may access and download the Annual Report, our 2007 Report on Form 10K and Proxy Statement on the Internet at
http://bnymellon.mobular.net/bnymellon/inet

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 30, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
INTERNET BRANDS, INC.

        The undersigned hereby appoints Robert N. Brisco and B. Lynn Walsh, and each of them, with power to act without the other and with full power of substitution and revocation, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Internet Brands, Inc. common stock which the undersigned is entitled to vote on the Proposal as indicated on the reverse side of this Proxy Card, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 30, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

        The shares represented by the proxy will be voted as specified. If no specification is made, the shares represented by the proxy will be voted FOR the proposal on the reverse side of this proxy card.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLDAND DETACH HERE

You can now access your Internet Brands, Inc. account online.

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909 N. Sepulveda Blvd., 11th Floor El Segundo, California 90245 April 25, 2008
YOUR VOTE IS IMPORTANT
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT AND ETHICS COMMITTEE
INDEPENDENT AUDITOR FEES AND SERVICES
ADDITIONAL INFORMATION